Gary R. Henrie
Attorney at Law

P.O. Box 107                                                                                                                                                                                                                                                                                                                                                   Telephone:  309-313-5092
315 Kimball's Garden Circle                                                                                                                                                                                                                                                                                                                    E-mail:  grhlaw@hotmail.com
Nauvoo, IL  62354

February 1, 2018

The Michael Nolin Group, Inc.
212 E. Hillsboro Blvd., Suite 1661
Deerfield Beach, Florida  33441

Re:     The Michael Nolin Group, Inc., Regulation A Offering Statement on Form 1-A

Ladies and Gentlemen:

I hereby consent to the use of my opinion in the body of the Regulation A Offering Statement on Form 1-A filed by The Michael Nolin Group, Inc., a Florida corporation and as an Exhibit to the Offering Statement and to all references to myself under the caption Legal Matters in the Offering Statement.

Very truly yours,

/s/ Gary R. Henrie
_____________________________________
Gary R. Henrie, Esq.